                                                                    EXHIBIT 99.1
                                                                    ------------

[Wireless Telecom GroupINC. LOGO Omitted]

                                          25 EASTMANS ROAD, PARSIPPANY, NJ 07054
                                          TEL. (973) 386-9696 FAX (973) 402-4042

             WIRELESS TELECOM GROUP ANNOUNCES STRONG PERFORMANCE IN
                               FIRST QUARTER 2006

                                                                    NEWS RELEASE
                                                                    ------------
Contact: Paul Genova
         (973) 386-9696

FOR IMMEDIATE RELEASE
---------------------

WEDNESDAY, MAY 10, 2006

Parsippany, New Jersey - Wireless Telecom Group, Inc. (AMEX Symbol: WTT)
announced today results for the first quarter ended March 31, 2006. For the three months, net sales were $13,823,000 as compared to $6,048,000 recorded in the three months ended in 2005, an increase of 128%. The increase resulted from the combination of sales of recently acquired Willtek Communications GmbH as well as continued growth in sales of the company's pre-acquisition units.

Net income for the three months ended March 31, 2006 was $1,017,000 as compared with $1,071,000 reported for the comparable period of the prior year. Included in the current period net income is a non-cash charge for amortization expense of $295,000 associated with the acquisition of Willtek Communications GmbH. The pro-forma net income results of Wireless Telecom Group, Inc., which include the results of Willtek Communications GmbH for the three months ended March 31,
2005, resulted in net income of $55,000, as compared to the first quarter 2006 results of $1,017,000.

"We are very pleased to have followed our very strong fourth quarter of 2005 with solid sales in the first quarter of 2006", said Monty Johnson, CEO. "Each of our operating units is having good success in the marketplace as we strive to become more valuable partners with our customers."

"We are also extremely pleased with our continuing profitability. With strong revenue, and very solid gross margins, our results were positive. The efficiency gains through our aggressive integration of Willtek and our historic operations are also paying off."

"Going forward, we plan to now leverage the global sales channel capabilities of
Willtek to enhance the sales coverage for our U.S.-based products. We believe this action will help accelerate our positive trend in revenue, while doing so with a

very attractive cost structure. With solid products for healthy markets, we feel we are in a good position to continue our positive performance."

Wireless Telecom Group, Inc designs and manufactures a variety of products serving the global wireless and telecommunications markets. Comprised of four business groups brought together through acquisitions, NoiseCom, Boonton
Electronics, Microlab/FXR, and Willtek Communications, the group provides a complementary suite of RF and Microwave-based products, with a major portion focused on advanced telecom testing. Their products include peak power meters, precision noise generators, mobile phone testing solutions, and passive component solutions for cellular/mobile, WiFi, satellite, and other advanced communications networks, all critical enablers to the rapid growth in world-wide communications and computing solutions. This technological synergy has enabled
Wireless Telecom Group, Inc. to become a full service supplier of both the commercial and military telecommunications industries.

Wireless Telecom Group's website address is http://www.wtt.bz. Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the
Securities Act of 1933, as amended, and Section 21E of the Securities Exchange
Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its
Annual Report on Form 10-K for the year ended December 31, 2005.

                    See following Selected Financial Results

[Wireless Telecom GroupINC. LOGO Omitted]

                                          25 EASTMANS ROAD, PARSIPPANY, NJ 07054
                                          TEL. (973) 386-9696 FAX (973) 402-4042

                           SELECTED FINANCIAL RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Three months ended
                                                             March 31,
                                                      ----------------------
                                                              (unaudited)
                                                        2006            2005
                                                        ----            ----
STATEMENT OF OPERATIONS DATA:
-----------------------------
Net sales                                             $13,823          $ 6,048

Gross profit                                            7,542            3,279

Selling, general and
administrative expenses                                 6,390            2,056

Other (income) expense                                    (91)             (48)

Income before income taxes                              1,243            1,271

Net income                                            $ 1,017          $ 1,071
                                                      =======          =======

Net income per common share:
Basic                                                    $.04             $.06
                                                         ====            =====

Diluted                                                  $.04             $.06
                                                         ====            =====

Weighted average shares outstanding:
         Basic                                         25,723           17,462
         Diluted                                       25,854           17,645

                                                      MARCH 31,     December 31,
                                                      ---------     ------------
                                                        2006            2005
                                                      ---------     ------------
                                                            (UNAUDITED)
BALANCE SHEET DATA:
Cash & cash equivalents                               $15,737          $13,851

Working capital                                        20,074           17,907

Total assets                                           81,225           79,294

Total liabilities                                      26,975           26,682

Shareholders' equity                                  $54,250          $52,612